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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2938) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-36953) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-91761) of Horizon Health Corporation; and the Registration Statement on Form S-8 (no. 333-44690) of our report on Horizon Health Corporation dated October 11, 2002 except with respect to the mater discussed in paragraph two of Note 16, as to which the date is November 4, 2002, appearing on Page F - 2 of this Form 10-K.




PricewaterhouseCoopers LLP
Dallas, Texas
October 11, 2002